UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 14, 2009

P2 SOLAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-91190	98-0234680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 204, 13569 – 76 Avenue Surrey, British Columbia, Canada, V3W 2W3
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604)592-0047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Director

On August 14, 2009, the Board of Directors (the “Board”) of P2 Solar, Inc., a Delaware corporation (the “Company”) appointed Stephen Sleigh to serve on the Company’s Board to fill a vacancy created by the death of former director Gerry Podersky-Cannon.

Stephen Sleigh currently serves as a director of the Company.  Since 2001, Mr. Sleigh has been a Certified General Accountant.  In addition to serving as a director of the Company, Mr. Sleigh has worked as the Controller for Zodiac Hurricane Technologies, Inc., (“Zodiac”) a French owned boat builder since 2001.  As the Controller, Mr. Sleigh handles all maters of accounting for Zodiac, including accounts payable, accounts receivable, and monitoring the company’s capital assets, as well as assisting with the development and maintenance of the company’s budgets.  Mr. Sleigh has a BSc., MSc., and a PhD in Chemistry from the University of Manchester, UK.

The Company does not have any employment agreements with the newly elected director.  Additionally, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director or officers had or is to have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P2 SOLAR, INC.

Date: August 19, 2009

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By:  Raj-Mohinder S. Gurm
Its:   Chief Executive Officer